Exhibit 4.8

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and among

SoftBrands, Inc. and Atlantis Merger Sub, Inc.

GGC Software Holdings, Inc.

MAI Systems Corporation

SoftBrands International, Inc.

SoftBrands Licensing, Inc.

Hotel Information Systems, Inc.

SoftBrands Manufacturing, Inc.

and

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Credit Suisse Securities (USA) LLC

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

Deutsche Bank Securities, Inc.

Dated as of July 5, 2011

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of July 5, 2011, by and among SoftBrands, Inc, a Delaware corporation (“SoftBrands”), Atlantis Merger Sub, Inc., a Delaware corporation (“Merger Sub”), GGC Software Holdings, Inc., a Delaware corporation, MAI Systems Corporation, a Delaware corporation, SoftBrands International, Inc., a Delaware corporation, SoftBrands Licensing, Inc., a Delaware corporation, Hotel Information Systems, Inc., a Delaware corporation, and SoftBrands Manufacturing, Inc., a Minnesota corporation (collectively, the “Existing Guarantors ”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers named in Schedule A to the Purchase Agreement (collectively, the “Initial Purchasers”), each of whom has agreed to purchase the Companies’ (as defined herein) 11.5% Senior Notes due 2018 (the “Initial Notes”) fully and unconditionally guaranteed by the Existing Guarantors pursuant to the Purchase Agreement (as defined below).

The Notes will be issued in connection with the merger (“Merger”) of Merger Sub with and into Lawson Software, Inc., a Delaware corporation (“Lawson”), pursuant to the Agreement and Plan of Merger dated as of April 26, 2011 (the “Acquisition Agreement”) by and among GGC Software Holdings, Inc., Merger Sub and Lawson. The representations, warranties, agreements and obligations of Lawson and each of the Acquired Guarantors (as defined herein) contained herein will not become effective until consummation of the Merger and the execution and delivery by Lawson and each of the Acquired Guarantors of a joinder to this Agreement (as defined herein), the form of which is attached hereto as Exhibit A (the “Registration Rights Agreement Joinder”), at which time such representations, warranties, agreements and obligations shall become effective, as of the date thereof, pursuant to the terms of the Registration Rights Agreement Joinder, and each of Lawson and the Acquired Guarantors shall, without any further action by any other person , become a party to the Agreement. References to the “Companies” refer to (x) SoftBrands and Merger Sub prior to the consummation of the Merger and (y) SoftBrands and Lawson from and after the consummation of the Merger.

This Agreement is made pursuant to the Purchase Agreement, dated June 30, 2011 (the “Purchase Agreement”), among the Companies, the Existing Guarantors and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Securities, including the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Initial Securities, the Companies have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5(f) of the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Acquired Guarantors” shall mean Lawson HCM, Inc., a Delaware corporation, Heatlhvision Solutions LLC, a Delaware limited liability company, Healthvision, LLC, a Delaware limited liability company, Lawson PLM, LLC, a Delaware limited liability company, Lawson Software Americas, Inc., a Delaware corporation and Lawson WFM, LLC, a Delaware limited liability company.

“Additional Interest Payment Date” shall mean, with respect to the Initial Securities, each Interest Payment Date.

“Advice” shall have the meaning assigned to it in Section 6(c).

“Broker-Dealer” shall mean any broker or dealer registered under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, Sunday or U.S. federal holiday or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated to be closed.

“Closing Date” shall mean the date of this Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Consummate,” in the context of a registered Exchange Offer, a registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Companies to the Registrar under the Indenture of Exchange Securities in the same aggregate principal amount as the aggregate principal amount of Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

“DTC” shall mean the Depository Trust Company.

“Effective Time,” in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Offer Registration Statement effective or as of which the Exchange Offer Registration Statement otherwise becomes effective pursuant to the Securities Act and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective pursuant to the Securities Act.

“Effectiveness Target Date” shall have the meaning assigned to it in Section 3(a) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Exchange Date” shall have the meaning assigned to it in Section 3(b) hereof.

“Exchange Offer” shall have the meaning assigned to it in Section 3(a) hereof.

“Exchange Offer Registration Statement” shall have the meaning assigned to it in Section 3(a) hereof.

“Exchange Securities” shall have the meaning assigned to it in Section 3(a) hereof.

“Filing Target Date” shall have the meaning assigned to it in Section 3(a) hereof.

“Guarantee” shall have the meaning assigned to it in the Indenture.

“Guarantors” shall have the meaning assigned to it in the Indenture.

“Holders” shall have the meaning assigned to it in Section 2(b) hereof.

“Indemnified Holder” shall have the meaning assigned to it in Section 8(a) hereof.

“Indenture” shall mean the Indenture, dated as of July 5, 2011, by and among the Companies, the Existing Guarantors and Wilmington Trust, National Association, as trustee, as the same may be amended from time to time, as supplemented by the supplemental indenture, dated as of the date hereof, by and among the Trustee, SoftBrands, Lawson and the guarantors party thereto.

“Initial Placement” shall mean the issuance and sale by the Companies of the Securities to the Initial Purchasers pursuant to the Purchase Agreement.

“Initial Purchaser” shall have the meaning assigned to it in the preamble hereto.

“Initial Securities” shall mean, collectively, the Initial Notes and the Guarantees of the Initial Notes by the Guarantors.

“Interest Payment Date” shall be the date assigned to it in the Indenture and the Securities.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Person” shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” shall mean the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Registrable Securities” shall mean each Security until the earliest to occur of:

(i) the date on which such note has been exchanged by a Person other than a broker-dealer for an Exchange Security in the Exchange Offer;

(ii) following the exchange by a broker-dealer in the Exchange Offer of a note for an Exchange Security, the date on which such Exchange Security is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(iii) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

(iv) the date on which such note is actually sold pursuant to Rule 144 under the Securities Act; provided that a note will not cease to be a Registrable Security for purposes of the Exchange Offer by virtue of this clause (iv); or

(v) the date on which such note ceases to be outstanding.

“Registration Default” shall have the meaning assigned to it in Section 5 hereof.

“Registration Statement” shall mean any registration statement of the Companies relating to (a) an offering of Exchange Securities pursuant to an Exchange Offer or (b) the registration for resale of Registrable Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Securities” shall mean, collectively, the Initial Notes to be issued and sold to the Initial Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture. Each Security is entitled to the benefit of the guarantees provided by the Guarantors in the Indenture (the “Guarantees”) and, unless the context otherwise requires, any reference herein to a “Security,” an “Exchange Security” or a “Registrable Security” shall include a reference to the related Guarantee.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Shelf Filing Deadline” shall have the meaning assigned to it in Section 4(a) hereof.

“Shelf Registration Statement” shall have the meaning assigned to it in Section 4(a) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated by the Commission thereunder, as the same may be amended or succeeded from time to time.

“Trustee” shall mean Wilmington Trust, National Association, as trustee under the Indenture, together with any successors thereto in such capacity.

“Underwritten Registration or Underwritten Offering” shall mean a registration in which securities of the Companies are sold to an underwriter for reoffering to the public.

SECTION 2. Securities Subject to this Agreement.

(a) Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

(b) Holders of Registrable Securities. A Person is deemed to be a holder of Registrable Securities (each, a “Holder”) whenever such Person owns Registrable Securities.

SECTION 3. Registered Exchange Offer.

(a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), each of the Companies and the Guarantors will use its commercially reasonable efforts to file with the Commission, within 365 days after the Closing Date (or if such 365th day is not a Business Day, the next succeeding Business Day) (such 365th day, the “Filing Target Date”), a registration statement relating to an offer to exchange (such registration statement, the “Exchange Offer Registration Statement,” and such offer, the “Exchange Offer”) any and all of the Securities for a like aggregate principal amount of debt securities issued by the Companies and guaranteed by the Guarantors, which debt securities and guarantees are substantially identical to the Securities and the related Guarantees, respectively (and are entitled to the benefits of the Indenture), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for Additional Interest contemplated in Section 5 below (such new debt securities hereinafter called “Exchange Securities”). Each of the Companies and the Guarantors will use its commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the Commission within 90 days after the Filing Target Date (or if such 90th day is not a Business Day, the next succeeding Business Day) (such 90th day, the “Effectiveness Target Date”). Unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Companies will (i) commence the Exchange Offer promptly following the Effective Time of such Exchange Offer Registration Statement and (ii) use their commercially reasonable efforts to issue on or prior to 45 Business Days, or longer, if required by applicable securities laws, after the date on which the Exchange Offer Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Registrable Securities tendered prior thereto in the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Securities to be offered in exchange for the Registrable Securities and to permit resales of Securities held by Broker-Dealers as contemplated by Section 3(c) hereof.

(b) The Companies and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 days after the date notice of the Exchange Offer is mailed to the Holders. The Companies shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Securities shall be included in the Exchange Offer Registration Statement. The Companies shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated within 45 Business Days of the Effectiveness Target Date (such date, the “Exchange Date”).

(c) The Companies shall indicate in a “Plan of Distribution” section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Broker-Dealer who holds Initial Securities that are Registrable Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Registrable Securities acquired directly from the Companies), may exchange such Initial Securities pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Securities received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such “Plan of Distribution” section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such “Plan of Distribution” shall not name any such Broker-Dealer or disclose the amount of Initial Securities held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

Each of the Companies and the Guarantors shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) hereof to the extent necessary to ensure that it is available for resales of Initial Securities acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

The Companies shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.

SECTION 4. Shelf Registration.

(a) Shelf Registration. If (i) the Companies and the Guarantors are not permitted to file an Exchange Offer Registration Statement or to Consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) hereof have been complied with), (ii) the Exchange Offer is not Consummated by the Exchange Date or (iii) any Holder of Registrable Securities notifies the Companies prior to the 20th Business Day following Consummation of the Exchange Offer that: (A) such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) such Holder is a Broker-Dealer and holds Initial Securities acquired directly from either of the Companies or an affiliate of one of the Companies, then the Companies and the Guarantors will:

(x) use their commercially reasonable efforts to file with the Commission a shelf registration statement pursuant to Rule 415 or any similar rule that may be adopted by the Commission under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the “Shelf Registration Statement”) on or prior to the 30th day after the date such obligation arises but no earlier than either the 366th day after the Closing Date (or if such 366th day is not a Business Day, the next succeeding Business Day) or the date of filing of the Exchange Offer Registration Statement (the earlier of such date being the “Shelf Filing Deadline”), which Shelf Registration Statement shall provide for resales of all Registrable Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof;

(y) use their commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or prior to the 90th day after the Shelf Filing Deadline (or if such 90th day is not a Business Day, the next succeeding Business Day); and

(z) use their commercially reasonable efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Registrable Securities by the Holders of Registrable Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year following the Effective Time of such Shelf Registration Statement or such shorter period that will terminate when all the Registrable Securities registered thereunder are disposed of in accordance therewith or cease to be outstanding on the date upon which all Securities covered by such Shelf Registration Statement become eligible for resale, without regard to volume, manner of sale or other restrictions contained in Rule 144.

(b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Registrable Securities may include any of its Registrable Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Companies in writing, within 20 Business Days after receipt of a request therefor, such information as the Companies may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Companies all information required to be disclosed in order to make the information previously furnished to the Companies by such Holder not materially misleading.

SECTION 5. Additional Interest. If (i) any Shelf Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement, (ii) the Companies fail to Consummate the Exchange Offer by the Exchange Date or (iii) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Registrable Securities during the periods specified in this Agreement (each such event referred to in clauses (i) through (iii), a “Registration Default”), then the Companies will pay additional interest to each Holder of Registrable Securities until all Registration Defaults have been cured. With respect to the first 90-day period immediately following the occurrence of the first Registration Default, additional interest will be paid in an amount equal to 0.25% per annum of the principal amount of Registrable Securities outstanding. The amount of additional interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest for all Registration Defaults of 0.5% per annum of the principal amount of the Registrable Securities outstanding. The payment of such additional interest will be the Holders’ sole remedy under this Agreement with respect to any Registration Defaults hereunder. Following the cure of all Registration Defaults relating to any particular Registrable Securities, the interest rate borne by the relevant Registrable Securities will be reduced to the original interest rate borne by such Registrable Securities; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Registrable Securities shall again be increased pursuant to the foregoing provisions.

All obligations of the Companies and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

All accrued interest will be paid by the Companies on the next scheduled Interest Payment Date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to Holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

SECTION 6. Registration Procedures.

(a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Companies and the Guarantors shall comply with all of the provisions of Section 6(c) hereof, shall use their reasonable best efforts to effect such exchange to permit the sale of Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

(i) [Reserved.]

(ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Registrable Securities shall furnish, upon the request of the either of the Companies, prior to the Consummation thereof, a written representation to the Companies (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Companies, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Securities to be issued in the Exchange Offer and (C) it is acquiring the Exchange Securities in its ordinary course of business. In addition, all such Holders of Registrable Securities shall otherwise cooperate in the Companies’ preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any noaction letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Securities obtained by such Holder in exchange for Initial Securities acquired by such Holder directly from the Companies.

(b) Shelf Registration Statement. In connection with the Shelf Registration Statement, each of the Companies and the Guarantors shall comply with all the provisions of Section 6(c) hereof and shall use its commercially reasonable efforts to effect such registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto each of the Companies and the Guarantors will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof.

(c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Registrable Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Initial Securities by Broker-Dealers), each of the Companies and the Guarantors shall:

(i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Securities Act or any regulation thereunder, financial statements of the Guarantors for the period specified in Section 3 or 4 hereof, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Registrable Securities during the period required by this Agreement, the Companies shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

(ii) prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

(iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or blue sky laws, each of the Companies and the Guarantors shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

(iv) furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Companies will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which an Initial Purchaser of Registrable Securities covered by such Registration Statement or the underwriter(s), if any, shall reasonably object in writing within five Business Days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of an Initial Purchaser or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

(v) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Companies’ and the Guarantors’ representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

(vi) make available at reasonable times for inspection by the Initial Purchasers, the managing underwriter(s), if any, participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Initial Purchasers or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of each of the Companies and the Guarantors and cause the Companies’ and the Guarantors’ officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness and to participate in meetings with investors to the extent requested by the managing underwriter(s), if any;

(vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the “Plan of Distribution” of the Registrable Securities, information with respect to the principal amount of Registrable Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Companies are notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(viii) cause the Registrable Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Securities covered thereby or the underwriter(s), if any;

(ix) if such documents are not publicly available, furnish to each Initial Purchaser, each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

(x) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; each of the Companies and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(xi) enter into such agreements (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Initial Purchaser or by any Holder of Registrable Securities or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, each of the Companies and the Guarantors shall:

(A) furnish to each Initial Purchaser, each selling Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of the Consummation of the Exchange Offer or, if applicable, the effectiveness of the Shelf Registration Statement:

(1) a certificate, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of each of the Companies and the Guarantors, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(e) of the Purchase Agreement and such other matters as such parties may reasonably request;

(2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Companies and the Guarantors, substantially similar to the opinions referenced by Section 5(c) of the Purchase Agreement and covering such other matters as such parties may reasonably request; and

(3) a customary comfort letter, dated the date of effectiveness of the Shelf Registration Statement, from the Companies’ independent accountants, in the customary form and covering matters of the type customarily requested to be covered in comfort letters by underwriters in connection with primary underwritten offerings, and covering or affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement, without exception;

(B) set forth in full or incorporate by reference in the underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

(C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with Section 6(c)(xi)(A) hereof and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Companies or any of the Guarantors pursuant to this Section 6(c)(xi), if any.

If at any time the representations and warranties of the Companies and the Guarantors contemplated in Section 6(c)(xi)(A)(1) hereof cease to be true and correct, the Companies or the Guarantors shall so advise the Initial Purchasers and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

(xii) prior to any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the state securities or blue sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that none of the Companies or the Guarantors shall be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

(xiii) shall issue, upon the request of any Holder of Securities covered by the Shelf Registration Statement, Exchange Securities having an aggregate principal amount equal to the aggregate principal amount of Securities surrendered to the Companies by such Holder in exchange therefor or being sold by such Holder; such Exchange Securities to be registered in the name of such Holder or in the name of the purchaser(s) of such Securities, as the case may be; in return, the Securities held by such Holder shall be surrendered to the Companies for cancellation;

(xiv) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two Business Days prior to any sale of Registrable Securities made by such Holders or underwriter(s);

(xv) use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso contained in Section 6(c)(xii) hereof;

(xvi) if any fact or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading;

(xvii) provide a CUSIP number for all Securities not later than the effective date of the Registration Statement covering such Securities and provide the Trustee under the Indenture with printed certificates for such Securities which are in a form eligible for deposit with the Depository Trust Company and take all other action necessary to ensure that all such Securities are eligible for deposit with the Depository Trust Company;

(xviii) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter (including any “qualified independent underwriter”) that is required to be retained in accordance with the rules and regulations of the FINRA;

(xix) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Companies’ first fiscal quarter commencing after the effective date of the Registration Statement;

(xx) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Securities to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

(xxi) cause all Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Companies are then listed if requested by the Holders of a majority in aggregate principal amount of Initial Securities or the managing underwriter(s), if any; and

(xxii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act, unless such documents are publicly available.

Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Companies of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof, or until it is advised in writing (the “Advice”) by the Companies that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Companies, each Holder will deliver to the Companies (at the Companies’ expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice. In the event the Companies shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xvi) hereof or shall have received the Advice; provided, however, that no such extension shall be taken into account in determining whether Additional Interest is due pursuant to Section 5 hereof or the amount of such Additional Interest, it being agreed that the Companies’ option to suspend use of a Registration Statement pursuant to this paragraph shall be treated as a Registration Default for purposes of Section 5 hereof.

SECTION 7. Registration Expenses.

(a) All expenses incident to the Companies’ and the Guarantors’ performance of or compliance with this Agreement will be borne by the Companies and the Guarantors, jointly and severally, regardless of whether a Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with FINRA (and, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel that may be required by the rules and regulations of FINRA); (ii) all fees and expenses of compliance with federal securities and state securities or blue sky laws; (iii) all expenses of printing (including printing certificates for the Exchange Securities to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Companies, the Guarantors and, subject to Section 7(b) hereof, the Holders of Registrable Securities; (v) all application and filing fees in connection with listing the Exchange Securities on a securities exchange or automated quotation system pursuant to the requirements thereof; and (vi) all fees and disbursements of independent certified public accountants of the Companies and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

Each of the Companies and the Guarantors will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Companies or the Guarantors.

(b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Companies and the Guarantors, jointly and severally, will reimburse the Initial Purchasers and the Holders of Registrable Securities being tendered in the Exchange Offer and/or resold pursuant to the “Plan of Distribution” contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins LLP.

SECTION 8. Indemnification.

(a) The Companies and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Companies by any of the Holders expressly for use therein. This indemnity agreement shall be in addition to any liability which the Companies or any of the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Companies or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Companies and the Guarantors in writing; provided, however, that the failure to give such notice shall not relieve any of the Companies or the Guarantors of its obligations pursuant to this Agreement. Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Companies and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Companies and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Companies and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Companies’ and the Guarantors’ prior written consent, which consent shall not be withheld unreasonably, and each of the Companies and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Companies and the Guarantors. The Companies and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

(b) Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless the Companies, the Guarantors and their respective directors, officers of the Companies and the Guarantors who sign a Registration Statement, and any Person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Companies or any of the Guarantors, and the respective officers, directors, partners, employees, representatives and agents of each such Person, to the same extent as the foregoing indemnity from the Companies and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Companies, the Guarantors or their respective directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Companies and the Guarantors, and the Companies, the Guarantors, their respective directors and officers and such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or (b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Companies and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Companies and the Guarantors shall be deemed to be equal to the total net proceeds to the Companies and the Guarantors from the Initial Placement, but without deductions for expenses), the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Companies and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Companies on the one hand and of the Indemnified Holder on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Companies or any of the Guarantors, on the one hand, or the Indemnified Holders, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Companies, the Guarantors and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Securities exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 8(c) are several in proportion to the respective principal amount of Securities held by each of the Holders hereunder and not joint.

SECTION 9. Rule 144A. Each of the Companies and the Guarantors hereby agrees with each Holder, for so long as any Registrable Securities remain outstanding, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A under the Securities Act.

SECTION 10. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

SECTION 11. Selection of Underwriters. The Holders of Registrable Securities covered by the Shelf Registration Statement who are Initial Purchasers and who desire to do so may, with the consent of the Companies, sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker(s) and managing underwriter(s) that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Registrable Securities included in such offering; provided, however, that such investment banker(s) and managing underwriter(s) must be reasonably satisfactory to the Companies.

SECTION 12. Miscellaneous.

(a) Remedies. Each of the Companies and the Guarantors hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. Each of the Companies and the Guarantors will not on or after the date of this Agreement enter into any agreement with respect to its securities that would prevent consummation of the Exchange Offer or the performance by the Companies or the Guarantors of their obligations hereunder or otherwise conflicts with the provisions hereof. Neither the Companies nor any of the Guarantors has previously entered into any agreement granting any registration rights with respect to the Initial Securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Companies’ or any of the Guarantors’ securities under any agreement in effect on the date hereof.

(c) Adjustments Affecting the Securities. The Companies will not take any action, or permit any change to occur, with respect to the Securities that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Companies have (i) in the case of Section 5 hereof and this Section 12(d)(i), obtained the written consent of Holders of all outstanding Registrable Securities and (ii) in the case of all other provisions hereof, obtained the written consent of Holders of a majority of the outstanding principal amount of Registrable Securities (excluding any Registrable Securities held by the Companies or their Affiliates). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Registrable Securities being tendered or registered; provided, however, that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Companies shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

(i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

(ii) if to the Companies:

SoftBrands, Inc.

c/o Golden Gate Capital

One Embarcadero Center, 39th Floor

San Francisco, CA 94111

Facsimile: (415) 983-2701

Attention: Kevin Samuelson

Jay Hopkins

Gregory M. Giangiordano

With a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Facsimile: (212) 446-6460

Attention: Joshua N. Korff

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

(f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment, subsequent Holders of Registrable Securities;

provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder.

(g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW RULES THEREOF.

(j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Companies with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SOFTBRANDS, INC.

By:	/s/ Gregory M. Giangiordano
Name: Gregory M. Giangiordano
Title: President

ATLANTIS MERGER SUB, INC.

By:	/s/ Gregory M. Giangiordano
Name: Gregory M. Giangiordano
Title: Vice President and Assistant Secretary

GGC SOFTWARE HOLDINGS, INC.

By:	/s/ Prescott Ashe
Name: Prescott Ashe
Title: Vice President and Secretary

HOTEL INFORMATION SYSTEMS, INC.
MAI SYSTEMS CORPORATION
SOFTBRANDS INTERNATIONAL, INC.
SOFTBRANDS LICENSING, INC.
SOFTBRANDS MANUFACTURING, INC., each as Guarantors

By:	/s/ Gregory M. Giangiordano
Name: Gregory M. Giangiordano
Title: President

[Signature Page to Registration Rights Agreement]

The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH

        INCORPORATED

Acting on behalf of itself and as the Representative of the several Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Managing Director

[Signature Page to Registration Rights Agreement]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

with respect to the

Registration Rights Agreement

for

SoftBrands, Inc. and Atlantis Merger Sub, Inc.

$560,000,000 11.5% Senior Notes due 2018

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

As Representative of the Initial Purchasers

named in Schedule A to the Purchase Agreement

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

This Registration Rights Agreement Joinder (this “Joinder Agreement”) is made and entered into as of July 5, 2011, by and among Lawson Software, Inc., a Delaware corporation (“Lawson”), each of the Acquired Guarantors (as defined in the Registration Rights Agreement) (collectively, the “Guarantors”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several Initial Purchasers named in Schedule A to the Purchase Agreement (collectively, the “Initial Purchasers”).

Reference is hereby made to that certain Registration Rights Agreement, dated as of July 5, 2011 (the “Registration Rights Agreement”), among SoftBrands, Inc., a Delaware corporation, Atlantis Merger Sub, Inc., a Delaware corporation, the Existing Guarantors (as defined in the Registration Rights Agreement) and the Initial Purchasers, providing for the issuance and sale of the Securities (as defined therein). As a condition to the consummation of the offering of the Securities, Lawson and each Guarantor has agreed to join in the Registration Rights Agreement as of the date hereof. Unless otherwise defined herein, capitalized terms used but not defined herein shall have the respective meanings given them in the Registration Rights Agreement.

Lawson and each Guarantor hereby agrees for the benefit of the Initial Purchasers, as follows:

1.

Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems necessary to review in order to enter into this Registration Rights Agreement Joinder, and acknowledges and agrees to (i) join and become a party to the Registration Rights Agreement as

A1

indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgements attributable to a Company or a Guarantor, as the case may be, in the Registration Rights Agreement, as of the date hereof, as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Company or a Guarantor, as the case may be, pursuant to the Registration Rights Agreement.

2.	Each of the undersigned hereby represents and warrants to and agrees with the Initial Purchasers that it has all the requisite corporate, limited liability company or other power and authority to execute, deliver and perform its obligations under this Registration Rights Agreement Joinder, that this Registration Rights Agreement Joinder has been duly authorized, executed and delivered and that the consummation of the transactions contemplated hereby has been duly and validly authorized.

This Registration Rights Agreement Joinder does not cancel, extinguish, limit or otherwise adversely affect any right or obligation of the parties under the Registration Rights Agreement. The parties hereto acknowledge and agree that all of the provisions of the Registration Rights Agreement shall remain in full force and effect.

This Registration Rights Agreement Joinder may not be amended or modified except by a writing executed by each of the parties hereto. This Registration Rights Agreement Joinder may not be assigned without the written consent of the parties hereto.

This Registration Rights Agreement Joinder may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Registration Rights Agreement Joinder by facsimile transmission shall be effective as delivery of a manually signed counterpart.

THIS REGISTRATION RIGHTS AGREEMENT JOINDER AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Initial Purchasers, Lawson and each of the Guarantors agree that any suit or proceeding arising in respect of this Registration Rights Agreement Joinder or the related engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and Lawson and each of the Guarantors agree to submit to the jurisdiction of, and to venue in, such courts.

The Initial Purchasers, Lawson and the Guarantors hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Registration Rights Agreement Joinder or the transactions contemplated hereby.

[Signature Page Follows.]

A2

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LAWSON SOFTWARE, INC.

By:
Name:
Title:

LAWSON SOFTWARE AMERICAS, INC.
LAWSON HCM, INC.,
as Guarantors

By:
Name:
Title:

HEALTHVISION SOLUTIONS, LLC
LAWSON PLM, LLC
LAWSON WFM, LLC,
as Guarantors

By:	LAWSON SOFTWARE AMERICAS, INC.,
its Sole Member

By:
Name:
Title:

HEALTHVISION, LLC,
as Guarantor

By:	HEALTHVISION SOLUTIONS, LLC,
its Sole Member

By:
Name:
Title:

The foregoing Registration Rights Agreement Joinder is hereby confirmed and accepted as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

on its own behalf and as representative of the other several Initial Purchasers

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Managing Director